CORRESP 1 1234567890 xxxxxxxx CORRESP DOCUMENT ASSEMBLED FOR VALIDATION PURPOSES ONLY ON 8knewchairandvicech

SECURITIES AND EXCHANGE COMMISION

WASHINGTON, DC 20549

FORM 8-K CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE

ACT OF 1934

Date of Report (Date of earliest event Reported) August 23, 2006

L & L FINANCIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

     State of Incorporation: Nevada Commission File Number: 000-32505 IRS Employer Identification No: 91-2103949

720 Third Avenue, Suite 1611, Seattle, WA 98104

(Address of principal executive office) (Zip Code)

Registrant's Telephone Number, Including Area Code (206) 264-8065

N/A

(Former name or former address if changed since last report)

Section 1 – Registrant's Business and Operations

N/A

Section 2 – Financial Information

N/A

Section 3 – Securities and Trading Markets

N/A

Section 4 – Matters Related to Accountants and Financial Statements

N/A

Section 5 – Corporate Governance and Management

Item 5.02 Appointment of New Chairman and Vice Chairperson and Departure of Old Chairman

During the last Board of Directors meeting held on August 22, 2006. Mr. Paul W. Lee, a member of the Board of Directors, is elected as the new Chairman of the company effective on August 23, 2006. Ms. Shirley Kiang, a member of the Board of Directors, is also elected as the new Vice Chairperson of the company effective on August 23, 2006. Mr. Paul W Lee is a brother of the CEO of the company.

Mr. Dickson Lee voluntarily resigned from his position as the Chairman of the Board and from his position as a member of the Compensation Committee on August 23, 2006. There is no disagreement of the Board that the Registrant believes caused, in whole or in part, his voluntary resignation. At the time of Mr. Dickson Lee's resignation as Chairman, he also holds the positions as CEO of the company and a member of the Audit Committee, which he still holds after his resignation as Chairman.

The Board of Directors believes the above re-alignment of the Board of Directors is healthy to achieve the Registrant's growth; the Chairmanship of the Board of Directors of the Registrant needs to be changed on a rotational basis.

Section 6 – Asset-backed Securities

N/A

Section 7 – Regulation FD

N/A

Section 8 – Other Events

Item 8.01 Other Events

The Board of Directors also approves the establishment of a Board of Advisors of the Registrant to retain additional business talents. Those Advisors are not Directors or Officers of the Registrant.

Section 9 – Financial Statements and Exhibits

N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

L & L FINANCIAL HOLDINGS, INC.

By: /S/ Dickson Lee

Date: August 24, 2006

________________________________________________

Dickson V. Lee, CEO